Exhibit 99.6

Exhibit 99.6

United MHC REVOCABLE PROXY IMPORTANT: Please detach, sign and return all proxies from all packets received in the enclosed postage paid envelope

FAILURE TO VOTE IS EFFECTIVELY THE SAME AS A “NO” VOTE SEND OVERNIGHT PACKAGES TO: United Financial Bancorp, Inc. Attn: Stock Information Center 95 Elm Street West Springfield, MA 01089 (413) 788-3333 Deadline: The Subscription Offering ends at 12:00 Noon, Eastern time, on             . Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the Stock Information Center by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted. United Financial Bancorp, Inc. reserves the right to accept or reject improper order forms. (1) Number of Shares x $10.00 = (2) Total Amount Due The minimum purchase is 25 shares ($250). Generally, no person may purchase more than 200,000 shares ($2,000,000), and no person together with his or her associates or group of persons acting in concert may purchase more than 400,000 shares ($4,000,000). Current shareholders, either alone or together with associates or persons acting in concert, may not purchase shares in an amount that when combined with shares received in exchange for currently outstanding shares of common stock of United Mutual Holding Company is greater than 5% of the aggregate amount of shares. (3) Method of Payment (no penalty for early withdrawal from a United Bank CD)

(4) Purchaser Information (check one) Enclosed is a check, bank draft or money order payable to United Financial Bancorp, Inc. for $            and/or I authorize United Bank to make withdrawal(s) from my CD or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal: Account Numbers Amounts $ $ $ Total Withdrawal $ (a) Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with United Bank as of March 31, 2006. Enter information in Section 7 for all deposit accounts that you had at United Bank on March 31, 2006. (b) Supplemental Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with United Bank as of September 30, 2007 but not an Eligible Account Holder. Enter information in Section 7 for all deposit accounts that you had at United Bank on September 30, 2007. (c) Other Depositors - Check here if you were a depositor of United Bank as of             , 2007, but are not an Eligible or a Supplemental Eligible Account Holder. Enter information in Section 7 for all accounts that you had at United Bank as of             , 2007. (d) Local Community - Natural persons residing in Hampden and Hampshire Counties (e) Shareholders of United Financial Bancorp, Inc. as of             , 2007 (f) General Public (5) Check if you (or a household family member) are a: Director             Officer             Employee

(6) Stock Registration - Please Print Legibly and Fill Out Completely (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below.) Individual Individual Retirement Account (IRA) Corporation Joint Tenants Uniform Transfer to Minors Act Partnership Tenants in Common Uniform Gift to Minors Act Trust - Under Agreement Dated______ Name SS# or Tax ID Name SS# Address Daytime Telephone # City State Zip Code County Evening Telephone # (7) Qualifying Accounts - You should list any account(s) that you may have or had with United Bank in the boxes below. SEE THE STOCK ORDER FORM INSTRUCTIONS SHEET FOR FURTHER INFORMATION. All subscription orders are subject to the provisions of the Plan of Conversion and Reorganization. Failure to list all of your accounts may result in the loss of part or all or your subscription rights. Names on Accounts Account Number             Names on Accounts Account Number Acknowledgment: By signing below, I acknowledge receipt of the prospectus dated             , 2007 and understand I may not change or revoke my order once it is received by United Financial Bancorp, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities to the account of another. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my rights to subscribe for shares. United Financial Bancorp, Inc. will pursue any and all legal and equitable remedies if it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item (2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended. The subscription rights are non-transferable and are void at the end of the subscription period. Signature: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. This order is not valid if the Stock Order and Certification Form are not both signed and properly completed. Your order will be filled in accordance with the provisions of the Plan of Conversion and Reorganization as described in the prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds. Signature Date             Signature Date         Office Use Only: Date Rec’d             /             Check#             $            Check#            $             Batch#             Order #             Category

United MHC REVOCABLE PROXY

NASD Affiliation - If you have a NASD affiliation you must report this subscription in writing to your applicable compliance officer within one day of the payment therefor. You are considered a member of the National Association of Securities Dealers, Inc. (“NASD”) if you are a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest.

CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. IF ANYONE ASSERTS THAT THIS SECURITY IS FEDERALLY INSURED OR GUARANTEED OR IS AS SAFE AS AN INSURED DEPOSIT, I SHOULD CALL THE OFFICE OF THRIFT SUPERVISION REGIONAL DIRECTOR AT (201) 413-1000 .

I further certify that, before purchasing the common stock of United Financial Bancorp, Inc., I received a copy of the prospectus dated             , 2007, which discloses the nature of the common stock being offered and describes in more detail the following risks involved in an investment in the common stock under the heading “Risk Factors” in the prospectus:

Risks Related to Our Business

• Future changes in interest rates could reduce our profits.

• Because we intend to increase our commercial real estate and commercial and industrial loan originations, our lending risk will increase and downturns in the real estate market or local economy could adversely affect our earnings.

• If economic conditions deteriorate, our results of operations and financial condition could be adversely affected as borrowers’ ability to repay loans declines and the value of the collateral securing our loans decreases.

• Strong competition within our market area may limit our growth and profitability.

• If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

Risks Related to the Conversion

• The future price of the shares of common stock may be less than the purchase price in the offering.

• Our failure to utilize effectively the net proceeds of the offering could reduce our return on stockholders’ equity.

• The ownership interest of management and employees could enable insiders to prevent a merger that may provide stockholders a premium for their shares.

• There may be a limited market for our common stock, which may lower our stock price.

• The implementation of a stock-based benefit plan will dilute your ownership interest.

• Our stock benefit plans will increase our costs, which will reduce our profitability and stockholders’ equity.

• Various factors may make takeover attempts more difficult to achieve.

• The rights of existing stockholders of United Financial-Federal will be reduced under United Financial-Maryland’s articles of incorpoation and bylaws.

Signature Date

Signature Date

(Note: If shares are to be held jointly, both parties must sign)

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED. THESE SECURITIES BEING OFFERED ARE NOT ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.